UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2004

DIGITAL LIGHTWAVE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21669	95-4313013
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15550 Lightwave Drive

Clearwater, Florida 33760

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (727) 442-6677

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01 NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

On October 26, 2004, Digital Lightwave, Inc. (the “Company”) notified the Nasdaq Stock Market, Inc. (“Nasdaq”) that Jeffery S. Chisholm, a member of the board of directors and chairman of the Audit Committee, resigned from the board, effective October 26, 2004. The Company acknowledged that as a consequence of the resignation, it was not compliant with Nasdaq’s independent director and Audit Committee requirements as set forth in Marketplace Rule 4350.

On November 8, 2004, Nasdaq confirmed that the Company no longer complies with Nasdaq Marketplace Rule 4350(c)(1) and 4350(d)(2)(A). Nasdaq also confirmed to the Company that Nasdaq Marketplace Rule 4350(c)(1) and 4350(d)(4) provides for a cure period until the earlier of the Company’s next annual shareholders’ meeting or one year from the occurrence of the event that caused the failure to comply with these requirements, in order to regain compliance. The Company intends to regain compliance with Nasdaq Marketplace Rule 4350 as promptly as possible.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On November 8, 2004, the board of directors of the Company appointed Mr. Daniel Lorch, age 53, as Chief Operating Officer of the Company. In this newly created position, Mr. Lorch will report to Mr. James Green, President and Chief Executive Officer. Mr. Lorch joined the Company in June 1996 and has served most recently as Senior Vice President of Global Supply, beginning in May 2003. In his previous responsibilities with the Company, Mr. Lorch has served as Vice President Network Management Services, Vice President Customer Development and Senior Director Customer Service and Support. Prior to joining the Company, from 1980 to 1996, Mr. Lorch served as Chief Executive Officer and President of Digital Engineering, Inc., a nationwide field service and computer maintenance company. There is no family relationship between Mr. Lorch and any director or executive officer of the Company.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL LIGHTWAVE, INC.

Date: November 12, 2004	By:	/s/ JAMES R. GREEN
James R. Green
Chief Executive Officer and President